PRICEWATERHOUSECOOPERS [LOGO OMITTED]

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                                                      PRICEWATERHOUSECOOPERS LLP
                                                      400 Renaissance Center
                                                      Detroit MI 48243
                                                      Telephone (313) 394 6000
                                                      Facsimile (313) 394 6555

                       REPORT OF INDEPENDENT ACCOUNTANTS

To the Board of Directors of Ford Motor Credit Company,
GS Whole Loan Trust, Purchaser:

RE: SERVICING AGREEMENT BETWEEN FORD MOTOR CREDIT COMPANY, AS SERVICER AND GS WHOLE LOAN TRUST, AS PURCHASER, DATED AS OF MAY 1,2003

We have examined management's assertion about Ford Motor Credit Company and its subsidiaries' ("Ford Credit") compliance with the minimum servicing standards identified in the Mortgage Bankers Association of America's UNIFORM SINGLE ATTESTATION PROGRAM FOR MORTGAGE BANKERS ("USAP"), to the extent such procedures are applicable as of and for the year ended December 31, 2004 included in the accompanying management assertion (Exhibit I). Management is responsible for Ford Credit's compliance with those minimum servicing standards. Our responsibility is to express an opinion on management's assertion about Ford Credit's compliance based on our examination.

Our examination was made in accordance with attestation standards established by the American Institute of Certified Public Accountants and, accordingly, included examining, on a test basis, evidence about Ford Credit's compliance with the minimum servicing standards and performing such other procedures as we considered necessary in the circumstances. We believe that our examination provides a reasonable basis for our opinion. Our examination does not provide a legal determination of Ford Credit's compliance with the minimum servicing standards.

In our opinion, management's assertion that Ford Credit has complied with the aforementioned minimum servicing standards as of and for the year ended December 31, 2004 is fairly stated, in all material respects.





/s/ PRICEWATERHOUSECOOPERS LLP


March 7, 2005


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                                                                       EXHIBIT I

                               FORD MOTOR COMPANY

FORD MOTOR CREDIT COMPANY
                                                              One American Road
                                                              P.O. Box 1732
                                                              Dearborn, MI 48121





                  MANAGEMENT'S ASSERTION CONCERNING COMPLIANCE
                      WITH USAP MINIMUM SERVICING STANDARDS

March 7, 2005

RE: SERVICING AGREEMENT BETWEEN FORD MOTOR CREDIT COMPANY, AS SERVICER AND GS WHOLE LOAN TRUST, AS PURCHASER, DATED AS OF MAY 1,2003

As of and for the year ended December 31, 2004, Ford Motor Credit Company and its subsidiaries have complied in all material respects with the minimum servicing standards set forth in the Mortgage Bankers Association of America's UNIFORM SINGLE ATTESTATION PROGRAM FOR MORTGAGE BANKERS ("USAP"), to the extent such procedures are applicable.





/s/ Terry Chenault
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Terry Chenault
President of Global Operations Technology




/s/ Neil Schloss
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Neil Schloss
Assistant Treasurer